Exhibit 99.1

EPR PROPERTIES REPORTS FIRST QUARTER 2020 RESULTS

Kansas City, MO, May 6, 2020 -- EPR Properties (NYSE:EPR) today announced operating results for the first quarter ended March 31, 2020 (dollars in thousands, except per share data):

	Three Months Ended March 31,
	2020	2019 (1)
Total revenue from continuing operations	$151,012	$150,527
Net income available to common shareholders	31,084	59,315
Net income available to common shareholders per diluted common share	0.40	0.79
Funds From Operations as adjusted (FFOAA) (a non-GAAP financial measure)	75,926	102,991
FFOAA per diluted common share (a non-GAAP financial measure)	0.97	1.36
Adjusted Funds From Operations (AFFO) (a non-GAAP financial measure)	89,891	104,115
AFFO per diluted common share (a non-GAAP financial measure)	1.14	1.38
(1) The operating results of the Company's public charter school portfolio for the three months ended March 31, 2019, including a $5.0 million termination fee, are included in all metrics in this column except for total revenue from continuing operations. The remaining public charter school portfolio was sold subsequent to this period.

CEO Comments

“As we continue to navigate our way through these uncertain times, the health and safety of our employees and customers remain our top priority,” stated Company President and CEO Greg Silvers. “Given the shelter-in-place and social distancing directives, the majority of our tenants have been particularly impacted given the Company’s focus on experiential real estate.  We have established an internal task force focused on COVID-19 to work with our tenants and borrowers in the near-term to help ensure long-term stability, and assist them in establishing re-opening plans. Today we are announcing further measures to ensure our liquidity, including the temporary suspension of our monthly cash dividend to common shareholders and a planned suspension of our share repurchase program.  We do not take these steps lightly; however, given the uncertainties that exist, we believed it unwise to burden our future with a higher leveraged balance sheet.”

Mr. Silvers continued, “While the country is currently facing tremendous challenges, this will be transient. We entered this period with substantial liquidity, and we have acted swiftly to adjust our plans and maintain our flexibility. Furthermore, our properties are a part of the fabric of society and we believe there will be a strong demand for the time-tested experiences our tenants offer. We remain confident in our investment thesis and in our positioning as the leading experiential real estate investment trust.”

COVID-19 Response and Update

The Company has acted swiftly and taken a number of steps in response to the pandemic. These include the following:

•
COVID-19 Task Force. This internal team is comprised of individuals from across the Company and is focused on addressing all areas of challenges brought on by the pandemic including monitoring customer status and working with them to help ensure long-term stability and assisting them in establishing re-opening plans.

•
Enhanced liquidity position. The Company remains focused on maintaining a strong balance sheet, strong liquidity and financial flexibility. The Company deferred an anticipated gaming investment of approximately $1.0 billion and revised its 2020 anticipated investment spending to include only previously committed investment spending totaling approximately $100.0 million. As a precautionary measure, the Company borrowed $750 million under its revolving credit facility in March to increase its cash position and preserve financial flexibility. As further discussed below, in conjunction with waivers or modifications the Company expects to obtain with respect to its bank credit facilities and private placement notes in the second quarter of 2020, the Company is temporarily suspending its monthly cash dividend to common shareholders subsequent to the common share dividend previously declared and payable on May 15, 2020. Additionally, the Company has no scheduled debt maturities until 2022.

•
Collections. Tenants and borrowers paid approximately 15% of April 2020 contractual base rent and mortgage payments. The Company remains focused on working with its customers for long-term mutual benefit. As substantially all of the Company's customers remain temporarily closed, the Company has agreed to defer the rent and mortgage payments on a month-to-month basis for substantially all of the customers that did not pay rent for the month of April 2020. The

Company does not expect any significant changes in collections until after tenants and borrowers resume operations, which may occur on a state-by-state basis and is subject to local restrictions.

•
Tenant update. As previously disclosed, the parent of American Multi-Cinema, Inc., or “AMC”, announced the closing of a private offering of $500.0 million of first lien notes on April 24, 2020 and has indicated that these additional proceeds would provide it with sufficient liquidity to withstand a global suspension of operations until a partial reopening ahead of Thanksgiving. Despite this increase in short term liquidity, the Company believes it is prudent to begin recognizing revenue for AMC on a cash basis. Accordingly, the Company recorded a non-cash write-off of straight-line rent receivable of approximately $12.5 million for the quarter ended March 31, 2020 related to AMC as well as two small tenants where a similar assessment was made that cash accounting is appropriate.

Portfolio Update
The Company's total investments (a non-GAAP financial measure) were approximately $6.7 billion at March 31, 2020 with Experiential totaling $6.0 billion, or 89%, and Education totaling $0.7 billion, or 11%.

The Company's Experiential portfolio (excluding property under development) consisted of the following property types (owned or financed) at March 31, 2020:

•	181 theatre properties;

•	56 eat & play properties (including seven theatres located in entertainment districts);

•	18 attraction properties;

•	13 ski properties;

•	six experiential lodging properties;

•	one gaming property;

•	three cultural properties; and

•	seven fitness & wellness properties.

As of March 31, 2020, the Company's owned Experiential portfolio consisted of approximately 19.5 million square feet, which was 98.3% leased and included $30.1 million in property under development and $24.6 million in undeveloped land inventory.

The Company's Education portfolio consisted of the following property types (owned or financed) at March 31, 2020:

•	70 early childhood education center properties; and

•	16 private school properties.

As of March 31, 2020, the Company's owned Education portfolio consisted of approximately 1.9 million square feet, which was 100% leased and included $3.5 million in undeveloped land inventory.

The combined owned portfolio consisted of 21.4 million square feet and was 98.4% leased.

Investment Update
The Company's investment spending for the three months ended March 31, 2020 totaled $41.9 million and included the acquisition of two theatre properties for approximately $22.1 million, and spending on Experiential build-to-suit development and redevelopment projects.

Balance Sheet and Liquidity Update
At March 31, 2020, the Company's net debt to gross assets ratio (a non-GAAP Financial Measure) was 38% and its net debt to adjusted EBITDA ratio (a non-GAAP financial measure) was 5.1x.

The Company had $1.2 billion of unrestricted cash on hand and $750.0 million outstanding under its $1.0 billion unsecured revolving credit facility at March 31, 2020. The Company has no scheduled debt maturities until 2022 when its unsecured revolving credit facility comes due.

During the quarter, the Company's Board of Trustees (the "Board") approved a share repurchase program to which the Company may repurchase up to $150.0 million of the Company's common shares. The share repurchase program is scheduled to expire on December 31, 2020, however, the Company will suspend the program upon the effective date of the covenant modification agreements, as discussed below. Subsequent to March 31, 2020, the Company repurchased 1,015,731 common shares under the share repurchase program for approximately $20.4 million. The repurchases were made under a Rule 10b5-1 trading plan.

Dividend and Debt Covenant Waiver Information
The Board declared monthly cash dividends during the first quarter of 2020 totaling $1.1325 per common share. Subsequent to quarter-end, the Board declared a monthly cash dividend of $0.3825 per common share payable on May 15, 2020 to shareholders of record as of April 30, 2020.

The Board also declared its regular quarterly dividends to preferred shareholders of $0.359375 per share on its 5.75% Series C cumulative convertible preferred shares, $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares and $0.359375 per share on its 5.75% Series G cumulative redeemable preferred shares.

Because certain financial covenants under the Company’s bank credit facilities and its private placement notes are calculated based on the most recent quarterly net operating income, the Company expects that it will not be in technical compliance (non-payment related) with such covenants at the end of the second quarter of 2020. Accordingly, the Company is in discussions with its lenders and private placement note holders to obtain a temporary suspension or modification of these covenants, with some suspended financial covenants expected to extend through the first quarter of 2021. As a part of this process, the Company has also determined that it will temporarily suspend its monthly cash dividend to common shareholders after the common share dividend payable May 15, 2020 (except as may be necessary to maintain REIT status and to not owe income tax) and will suspend the share repurchase program upon the effective date of the covenant modification agreements, which is expected to occur in the next 30 days.

Conference Call Information
Management will host a conference call to discuss the Company's financial results on May 7, 2020 at 8:30 a.m. Eastern Daylight Time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at http://investors.eprkc.com/webcasts. To access the call, audio only, dial (866) 587-2930 and when prompted, provide the passcode 6981919.

You may watch a replay of the webcast by visiting the Webcasts page at http://investors.eprkc.com/webcasts.

Quarterly Supplemental
The Company's supplemental information package for the first quarter ended March 31, 2020 is available in the Investor Center on the Company's website located at http://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of Income
(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2020	2019
Rental revenue	$135,043	$140,292
Other income	7,573	344
Mortgage and other financing income	8,396	9,891
Total revenue	151,012	150,527
Property operating expense	13,093	15,551
Other expense	9,534	—
General and administrative expense	10,988	11,710
Severance expense	—	420
Interest expense, net	34,753	33,963
Transaction costs	1,075	5,123
Credit loss expense	1,192	—
Depreciation and amortization	43,810	36,002
Income before equity in loss from joint ventures, other items and discontinued operations	36,567	47,758
Equity in (loss) income from joint ventures	(420)	489
Gain (loss) on sale of real estate	220	(388)
Income before income taxes	36,367	47,859
Income tax benefit	751	605
Income from continuing operations	$37,118	$48,464
Discontinued operations:
Income from discontinued operations before other items	—	10,169
Gain on sale of real estate from discontinued operations	—	6,716
Income from discontinued operations	—	16,885
Net income	37,118	65,349
Preferred dividend requirements	(6,034)	(6,034)
Net income available to common shareholders of EPR Properties	$31,084	$59,315
Net income available to common shareholders of EPR Properties per share:
Continuing operations	$0.40	$0.57
Discontinued operations	—	0.22
Basic	$0.40	$0.79

Continuing operations	$0.40	$0.57
Discontinued operations	—	0.22
Diluted	$0.40	$0.79
Shares used for computation (in thousands):
Basic	78,467	74,679
Diluted	78,476	74,725

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	March 31, 2020	December 31, 2019
Assets
Real estate investments, net of accumulated depreciation of $1,023,993 and $989,254 at March 31, 2020 and December 31, 2019, respectively	$5,184,692	$5,197,308
Land held for development	28,080	28,080
Property under development	30,063	36,756
Operating lease right-of-use assets	207,605	211,187
Mortgage notes and related accrued interest receivable	356,666	357,391
Investment in joint ventures	33,897	34,317
Cash and cash equivalents	1,225,122	528,763
Restricted cash	4,583	2,677
Accounts receivable	72,537	86,858
Other assets	112,095	94,174
Total assets	$7,255,340	$6,577,511
Liabilities and Equity
Accounts payable and accrued liabilities	$112,167	$122,939
Operating lease liabilities	232,343	235,650
Dividends payable	36,097	35,458
Unearned rents and interest	84,190	74,829
Debt	3,854,062	3,102,830
Total liabilities	4,318,859	3,571,706
Total equity	$2,936,481	$3,005,805
Total liabilities and equity	$7,255,340	$6,577,511

The historical financial results of the public charter schools sold by the Company in 2019 are reflected in the Company's consolidated statements of income as discontinued operations for the three months ended March 31, 2019. The operating results relating to discontinued operations are as follows (dollars in thousands):

Three Months Ended March 31,
2019
Rental revenue	$10,431
Mortgage and other financing income	3,584
Total revenue	14,015
Property operating expense	242
Interest expense, net	(137)
Depreciation and amortization	3,741
Income from discontinued operations before other items	10,169
Gain on sale of real estate	6,716
Income from discontinued operations	$16,885

Non-GAAP Financial Measures

Funds From Operations (FFO), Funds From Operations As Adjusted (FFOAA) and Adjusted Funds From Operations (AFFO)
The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA and AFFO. FFOAA is presented by adding to FFO costs (gain) associated with loan refinancing or payoff, net, transaction costs, severance expense, preferred share redemption costs, termination fees associated with tenants' exercises of public charter school buy-out options and credit loss expense and subtracting deferred income tax (benefit) expense. AFFO is presented by adding to FFOAA non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and Trustees and amortization of above and below market leases, net and tenant allowances; and subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue, and the non-cash portion of mortgage and other financing income.

FFO, FFOAA and AFFO are widely used measures of the operating performance of real estate companies and are provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share, and management provides FFO, FFOAA and AFFO herein because it believes this information is useful to investors in this regard. FFO, FFOAA and AFFO are non-GAAP financial measures. FFO, FFOAA and AFFO do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO, FFOAA and AFFO the same way so comparisons with other REITs may not be meaningful.

The following table summarizes FFO, FFOAA and AFFO for the three months ended March 31, 2020 and 2019 and reconciles such measures to net income available to common shareholders, the most directly comparable GAAP measure:

EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2020	2019
FFO:
Net income available to common shareholders of EPR Properties	$31,084	$59,315
Gain on sale of real estate	(220)	(6,328)
Real estate depreciation and amortization	43,525	39,514
Allocated share of joint venture depreciation	383	555
FFO available to common shareholders of EPR Properties	$74,772	$93,056

FFO available to common shareholders of EPR Properties	$74,772	$93,056
Add: Preferred dividends for Series C preferred shares	1,939	1,939
Add: Preferred dividends for Series E preferred shares	1,939	1,939
Diluted FFO available to common shareholders of EPR Properties	$78,650	$96,934

FFOAA:
FFO available to common shareholders of EPR Properties	$74,772	$93,056
Transaction costs	1,075	5,123
Severance expense	—	420
Termination fees included in gain on sale	—	5,001
Credit loss expense	1,192	—
Deferred income tax benefit	(1,113)	(609)
FFOAA available to common shareholders of EPR Properties	$75,926	$102,991

FFOAA available to common shareholders of EPR Properties	$75,926	$102,991
Add: Preferred dividends for Series C preferred shares	1,939	1,939
Add: Preferred dividends for Series E preferred shares	1,939	1,939
Diluted FFOAA available to common shareholders of EPR Properties	$79,804	$106,869

AFFO:
FFOAA available to common shareholders of EPR Properties	$75,926	$102,991
Non-real estate depreciation and amortization	285	229
Deferred financing fees amortization	1,634	1,502
Share-based compensation expense to management and trustees	3,509	3,177
Amortization of above and below market leases, net and tenant allowances	(152)	(59)
Maintenance capital expenditures (1)	(928)	(297)
Straight-lined rental revenue	9,708	(2,414)
Non-cash portion of mortgage and other financing income	(91)	(1,014)
AFFO available to common shareholders of EPR Properties	$89,891	$104,115

AFFO available to common shareholders of EPR Properties	$89,891	$104,115
Add: Preferred dividends for Series C preferred shares	1,939	1,939
Add: Preferred dividends for Series E preferred shares	1,939	1,939
Diluted AFFO available to common shareholders of EPR Properties	$93,769	$107,993

FFO per common share:
Basic	$0.95	$1.25
Diluted	0.95	1.23
FFOAA per common share:
Basic	$0.97	$1.38
Diluted	0.97	1.36
AFFO per common share:
Basic	$1.15	$1.39
Diluted	1.14	1.38
Shares used for computation (in thousands):
Basic	78,467	74,679
Diluted	78,476	74,725

Weighted average shares outstanding-diluted EPS	78,476	74,725
Effect of dilutive Series C preferred shares	2,232	2,145
Effect of dilutive Series E preferred shares	1,664	1,622
Adjusted weighted average shares outstanding-diluted Series C and Series E	82,372	78,492
Other financial information:
Dividends per common share	$1.1325	$1.1250

Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income for all periods.

The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFO and FFOAA per share for the three months ended March 31, 2020 and 2019. Therefore, the additional common shares that would result from the conversion and the corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFO and FFOAA per share for these periods.

Net Debt
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Gross Assets
Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated depreciation and reduced for cash and cash equivalents. By excluding accumulated depreciation and reducing cash and cash equivalents, the result provides an estimate of the investment made by the Company. The Company believes that investors commonly use versions of this calculation in a similar manner. The Company's method of calculating Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Net Debt to Gross Assets
Net Debt to Gross Assets is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate capital structure and the magnitude of debt to gross assets. The Company believes that investors commonly use versions of this ratio in a similar manner. The Company's method of calculating Net Debt to Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre
NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs (gain) associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDA
Management uses Adjusted EBITDA in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDA is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDA as EBITDAre (defined above) for the quarter excluding severance expense, credit loss expense, transaction costs and prepayment fees. This number for the quarter is then multiplied by four to get an annual amount. For the three months ended March 31, 2020, Adjusted EBITDA was further adjusted to reflect the write-offs of straight-line rent receivables against rental revenue of $12.5 million related to the COVID-19 disruption.

The Company's method of calculating Adjusted EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDA is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Net Debt to Adjusted EBITDA Ratio
Net Debt to Adjusted EBITDA Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate our capital structure and the magnitude of our debt against our operating performance. The Company believes that investors commonly use versions of this ratio in a similar manner. In addition, financial institutions use versions of this ratio in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating Net Debt to Adjusted EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Reconciliations of debt, total assets and net income (all reported in accordance with GAAP) to Net Debt, Gross Assets, Net Debt to Gross Assets, EBITDAre, Adjusted EBITDA, and Net Debt to Adjusted EBITDA Ratio (each of which is a non-GAAP financial measure) are included in the following tables (unaudited, in thousands):

	March 31,
	2020	2019
Net Debt:
Debt	$3,854,062	$3,045,742
Deferred financing costs, net	35,933	32,838
Cash and cash equivalents	(1,225,122)	(11,116)
Net Debt	$2,664,873	$3,067,464

Gross Assets:
Total Assets	$7,255,340	$6,431,231
Accumulated depreciation	1,023,993	920,409
Cash and cash equivalents	(1,225,122)	(11,116)
Gross Assets	$7,054,211	$7,340,524

Net Debt to Gross Assets	38%	42%

	Three Months Ended March 31,
	2020	2019
EBITDAre and Adjusted EBITDA:
Net income	$37,118	$65,349
Interest expense, net	34,753	33,826
Income tax benefit	(751)	(605)
Depreciation and amortization	43,810	39,743
Gain on sale of real estate	(220)	(6,328)
Equity in loss (income) from joint ventures	420	(489)
EBITDAre (for the quarter)	$115,130	$131,496

Severance expense	—	420
Transaction costs	1,075	5,123
Credit loss expense	1,192	—
Straight-line rental revenue write-offs (1)	12,532	—
Prepayment fees	—	(900)
Adjusted EBITDA (for the quarter)	$129,929	$136,139

Adjusted EBITDA (2)	$519,716	$544,556

Net Debt/Adjusted EBITDA Ratio	5.1	5.6

Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

(1) Included in rental revenue from continuing operations in the accompanying consolidated statements of income. Rental revenue includes the following:
	Three Months Ended March 31,
	2020	2019
Minimum rent	$138,219	$130,497
Tenant reimbursements	3,698	6,102
Percentage rent	2,757	1,355
Straight-line rental revenue	2,824	2,245
Straight-line rental revenue write-offs	(12,532)	—
Other rental revenue	77	93
Rental revenue	$135,043	$140,292

(2) Adjusted EBITDA for the quarter is multiplied by four to calculate an annual amount.

Total Investments
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of real estate investments (before accumulated depreciation), land held for development, property under development, mortgage notes receivable (including related accrued interest receivable), investment in joint ventures, intangible assets, gross (before accumulated amortization and included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested. Our method of calculating total investments may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. A reconciliation of total investments to total assets (computed in accordance with GAAP) is included in the following table (unaudited, in thousands):

	March 31, 2020	December 31, 2019
Total Investments:
Real estate investments, net of accumulated depreciation	$5,184,692	$5,197,308
Add back accumulated depreciation on real estate investments	1,023,993	989,254
Land held for development	28,080	28,080
Property under development	30,063	36,756
Mortgage notes and related accrued interest receivable	356,666	357,391
Investment in joint ventures	33,897	34,317
Intangible assets, gross (1)	58,784	57,385
Notes receivable and related accrued interest receivable, net (1)	14,011	14,026
Total investments	$6,730,186	$6,714,517

Total investments	$6,730,186	$6,714,517
Cash and cash equivalents	1,225,122	528,763
Restricted cash	4,583	2,677
Operating lease right-of-use assets	207,605	211,187
Accounts receivable	72,537	86,858
Less: accumulated depreciation on real estate investments	(1,023,993)	(989,254)
Less: accumulated amortization on intangible assets	(13,531)	(12,693)
Prepaid expenses and other current assets	52,831	35,456
Total assets	$7,255,340	$6,577,511

(1) Included in other assets in the accompanying consolidated balance sheet. Other assets include the following:

	March 31, 2020	December 31, 2019
Intangible assets, gross	$58,784	$57,385
Less: accumulated amortization on intangible assets	(13,531)	(12,693)
Notes receivable and related accrued interest receivable, net	14,011	14,026
Prepaid expenses and other current assets	52,831	35,456
Total other assets	$112,095	$94,174
About EPR Properties
EPR Properties is a leading experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have over $6.7 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of COVID-19, our capital resources and liquidity, expected waivers of financial covenants related to the Company's bank credit facilities and private placement notes, expected liquidity and performance of our customers, including AMC, our expected dividend payments and share repurchases and our results of operations and financial condition. The estimates presented herein are based on the Company's current expectations and, given the current economic uncertainty, there can be no assurances that definitive agreements providing for the expected waivers of financial covenant compliance will be entered into or that the waivers will be obtained in the time presently expected, if at all, or that the Company will be able to continue to comply with other applicable covenants under its debt agreements, which could materially impact actual performance. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. While references to commitments for investment spending are based on present commitments and agreements of the Company, we cannot provide assurance that these transactions will be completed on satisfactory terms. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com